FIRST AMENDMENT TO SUPPLY AGREEMENT

This FIRST AMENDMENT TO SUPPLY AGREEMENT (this “Amendment”), dated and effective as of February 25, 2021 (the “Effective Date”) is by and SunPower Corporation, a corporation organized and existing under the laws of the State of Delaware, USA (“Customer”), and Maxeon Solar Technologies, Ltd., a public company limited by shares organized and existing under the laws of Singapore (“Supplier”).

R E C I T A L S

A.Whereas the Customer and Supplier (collectively, the “Parties”) entered into that certain Supply Agreement dated and effective as of August 26, 2020 (together with all exhibits and attachments appended thereto, the “Agreement”), pursuant to which Supplier agreed to sell, and Customer agreed to purchase certain Products, as that term is defined in the Supply Agreement;

B.Whereas the Parties entered into that certain Collaboration Agreement effective August 26, 2020, that establishes, inter alia, certain exclusivity obligations between the Parties with respect to certain photovoltaic power generation equipment (the “PCA”);

C.Whereas the Parties now wish to amend certain terms, conditions, and obligations of the Agreement to the extent as set out in this Amendment;

D.Whereas the Parties wish to retain all other terms, conditions, and obligations as set out in the Agreement to the extent not amended as set out herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and stipulated by the Parties, the Parties agree as follows:

I.Exhibit A-1 is Added. Exhibit A-1, as attached to this Amendment, is hereby added and the product described therein shall be a Product for all purposes as set out in the Agreement.

II.Exhibits B-D Amended, Restated, and Replaced. Exhibits B through D of the Agreement (including all sections and sub-sections thereof) are hereby amended, restated, and replaced with Exhibits B through D as attached to this Amendment.

III.Section 3(c)(i) Amended, Restated, and Replaced. Section 3(c)(i) of the Agreement is amended, restated, and replaced in its entirety by the following text:

Subject at all times to the terms, conditions and obligations as set out in Exhibit F: (1) Customer may, directly or indirectly, purchase products (including Products) for use in the Territory that fall within the Segment Exclusions, and; (2) Supplier may, directly or indirectly, sell products (including Products) within the Territory that fall within the Segment Exclusions; provided, however, that, in each case, it must obtain a contractual commitment from the purchaser that such products (including Products) will not be used in the Residential and Indirect Market Segment or the Direct Market Segment.

IV.Exhibits F and G are Added. Exhibits F and G, as attached to this Amendment, are hereby added to the Agreement.

V.Definition of “Exclusivity Period” is Amended. “Exclusivity Period” means (i) with respect to the Direct Market Segment, the period commencing on the Effective Date and ending at 11:59 p.m. on June 30, 2021, and (ii) with respect to the Residential and Indirect Market Segment, the period commencing on the Effective Date and ending on the two-year anniversary thereof.

VI.Governing Law and Dispute Resolution. This Amendment, including all exhibits, schedules, and appendices thereto, shall be construed and governed by the laws as set out in the Section 11(a) of the Agreement. All disputes arising out of or under this Amendment shall be resolved in the same manner as any dispute arising out of, under, or relating to the Agreement, and joinder of any dispute arising out of the Amendment with any dispute arising out of the Agreement is expressly permitted.

VII.Incorporation of Terms and Integration. The Agreement shall only be modified to the extent required to give unambiguous meaning to the terms of this Amendment. All other terms, conditions, and obligations not amended by this Amendment shall remain as set out in the Agreement. This Amendment and all exhibits hereto, together with the Agreement and all Exhibits thereto, constitute the entire agreement between the
Parties with respect to the subject matter hereof and supersede all prior agreements between the Parties, whether written or oral, relating to the same subject matter.

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IN WITNESS WHEREOF, the Parties have caused this FIRST AMENDMENT TO SUPPLY AGREEMENT to be executed by their duly authorized representatives to be effective as of the Effective Date.

Customer

SUNPOWER CORPORATION

By: /S/ Thomas H. Werner
Name: Thomas H. Werner
Title: President and Chief Executive Officer

Supplier

MAXEON SOLAR TECHNOLOGIES, LTD.

By: /S/ Jeffrey W. Waters
Name: Jeffrey W. Waters
Title: Chief Executive Officer

Exhibit A-1 – Residential and Commercial Panel Product
Exhibit B – Agreed Minimum Quarterly Commitments
Exhibit C – Pricing
Exhibit D – Product Warranty
Exhibit F – Module Option Agreement
Exhibit G – Form of Module Purchase Order
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